For: YTB International, Inc.

Investor Contacts:
Garth Russell / Yemi Rose
KCSA Worldwide
212-896-1250/ 212-896-1233

YTB INTERNATIONAL ANNOUNCES SECOND CONSECUTIVE
QUARTER OF PROFITABILITY
_ _ _

Company Reports Record Revenues of $39.9 Million

WOOD RIVER, Ill., November 14, 2007 – YTB International, Inc. (OTC PK: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, today announced its financial results for the three and nine-month periods ended September 30, 2007.

Total revenue for the quarter ended September 30, 2007 increased 203.5% to $39.9 million compared to $13.1 million for the third quarter last year. Revenue generated from online travel store sales and monthly fees from Referring Travel Agents (“RTAs”) in the third quarter of 2007 was $28.7 million, compared to $9.0 million in the third quarter of 2006. Revenue from travel agency commissions in the third quarter of 2007 was $5.5 million, compared to $2.0 million for the same period last year. Also, training programs and marketing materials revenue increased in the third quarter of 2007 to $3.7 million, from $1.5 million in the prior year quarter.

Net income for the third quarter of 2007 was $2.1 million, or $0.02 per diluted share, compared to a net loss of ($4.4) million, or ($0.05) per diluted share, for the third quarter of 2006.

Total revenue for the nine months ended September 30, 2007 increased 207.6% to $95.9 million, compared to $31.2 million for the same period last year. Revenue generated from online travel store sales and monthly fees from RTAs for the nine months ended September 30, 2007 was $69.0 million, compared to $22.5 million for the same period in 2006. Revenue from travel agency commissions for the first nine months of 2007 was $13.9 million, compared to $5.1 million for the same period last year. Training programs and marketing materials revenue for the nine months ended September 30, 2007 was $10.4 million, up from $2.9 million in the same period last year.

Net income for the nine months ended September 30, 2007 was $1.6 million, or $0.01 per diluted share, compared to a net loss of ($6.0) million, or ($0.07) per diluted share, for the same period in 2006.

“We are proud to report our second consecutive quarter of profitability and record revenue and net income figures of $39.9 million and $2.1 million respectively. This accomplishment was achieved despite certain one-time costs incurred during the period that are related to the continued expansion of our infrastructure in order to support our growing number of RTAs and to improve our services,” stated Scott Tomer, Chief Executive Officer of YTB International. “In the first nine months of 2007 alone, we have doubled the size of our RTA network to more than 134,000 RTAs, and we see no signs of slowing down. Our success did not go unnoticed. Travel Weekly named us one of the top eleven leisure travel agencies and one of the 35 largest travel agencies overall for 2006.”

Mr. Tomer continued, “We have high expectations for YTB International’s future and are expanding our infrastructure and training capabilities in order to handle our continued growth. Our new RTAs will need the best tools and training. To meet this need, we recently launched a proprietary Web-based training certification and testing program, ‘YTB E-Campus,’ designed by Dr. Marc Mancini, one of the travel industry’s most highly respected speakers, educators and consultants. This training program offers our RTAs a unique opportunity to hone their skills to successfully sell travel and build their businesses.”

About YTB International
Recognized as the 35th largest seller of travel in the U.S. by Travel Weekly, YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc.

YourTravelBiz.com division focuses on marketing on-line travel agencies through a nationwide network of Independent Marketing Representatives, or “IMRs.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of on-line travel agents (RTAs,) collects travel payments and licensing fees, and processes travel commissions. Each RTA sells travel through a personalized Internet-based travel Website. The REZconnect Technologies division builds online reservation systems for suppliers within the travel industry. For more information, visit www.ytb.com.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Further information regarding factors that could affect the Company's results is included in the Company's filings with the SEC, including the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 2, 2007.

(Tables Follow)

This document is available on the KCSA Worldwide Website at www.kcsa.com.

On July 31, 2007 (the “Reclassification Date”), we filed an Amended and Restated Certificate of Incorporation which authorized the issuance of two classes of common stock - Class A Common Stock and Class B Common Stock - and increased the Company’s total authorized capital.  Stockholders of record on the Reclassification Date received one share of Class A Common Stock and two shares of Class B Common Stock in exchange for each share of existing common stock held as of the Reclassification Date.  All share and per share amounts included in the financial statements presented below reflect this reclassification.  The par value of the additional shares of common stock issued in connection with the stock split will be credited to “Common stock” and a like amount charged to “Additional paid-in-capital” in the third quarter of 2007.

YTB INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,467,221	$-
Restricted cash	2,060,690	1,250,000
Available-for-sale securities	1,000,124	1,014,591
Accounts receivable (less allowance for doubtful accounts of $5,699 in 2007 and $6,919 in 2006)	1,785,782	103,539
Inventory	4,516,489	1,016,690
Notes receivable (less allowance for uncollectible notes of $182,723 in 2007 and $0 in 2006)	1,932,640	1,233,624
Prepaid marketing commissions	26,088,570	12,978,516
Other prepaid expenses and current assets	1,778,163	394,125
Total current assets	43,629,679	17,991,085

Property and equipment, net	13,002,660	6,191,408
Intangible assets, net	2,413,500	2,468,580
Goodwill	2,979,322	2,224,322
Other assets	6,867	14,994
TOTAL ASSETS	$62,032,028	$28,890,389

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Bank overdraft	$-	$812,464
Accounts payable and accrued expenses	11,173,987	5,099,248
Current maturities of long-term debt	19,950	21,156
Deferred revenue	31,563,090	14,769,085
Accrued bonuses	117,970	7,435,132
Short-term debt	3,799,470	2,500,000
Total current liabilities	46,674,467	30,637,085
Other long-term liabilities:
Long-term debt, less current maturities	227,078	241,659
Deferred revenue, less current portion	-	4,366
Deferred tax liability	755,000	-
Other income tax liabilities	192,841	-
Other liabilities	13,733	23,636
Total other long-term liabilities	1,188,652	269,661
TOTAL LIABILITIES	47,863,119	30,906,746
Commitments and Contingencies (Note 14)

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued and outstanding at September 30, 2007 and December 31, 2006.	-	-
Class A Common stock, $.001 par value, 300,000,000 shares authorized; 32,439,412 and 27,870,454 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively.	44,889	27,870
Class B Common Stock, $.001 par value, 100,000,000 shares authorized; 64,878,824 and 55,740,908 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively; convertible into Class A shares on a one-for-one basis	52,429	55,741
Additional paid-in capital	34,844,642	20,212,265
Retained earnings (deficit)	(20,773,051)	(22,312,233)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	14,168,909	(2,016,357)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$62,032,028	$28,890,389

See accompanying notes to condensed consolidated financial statements.

YTB INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	September 30, 2007	September 30, 2006
NET REVENUES
Online travel store sales and monthly fees	$28,691,270	$9,015,325
Travel commissions and services	5,536,399	1,963,887
Training programs and marketing materials	3,651,184	1,475,946
Other	1,990,389	681,431

Net revenues	39,869,242	13,136,589

OPERATING EXPENSES
Marketing commissions	20,603,925	9,473,964
Travel commissions	3,913,021	1,348,540
Depreciation and amortization	304,243	129,376
Marketing and selling	1,613,890	798,851
General and administrative	11,228,055	5,640,940

Total operating expenses	37,663,134	17,391,671

INCOME (LOSS) FROM OPERATIONS	2,206,108	(4,255,082)

OTHER INCOME (EXPENSE)
Interest and dividend income	128,804	42,803
Interest expense	(23,115)	(151,801)
Gain (loss) on sale of assets	(18,556)	-

Total other income (expense)	87,133	(108,998)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	2,293,241	(4,364,080)

INCOME TAX PROVISION	143,750	-

NET INCOME (LOSS)	$2,149,491	$(4,364,080)

NET INCOME (LOSS) PER SHARE:

Weighted-average shares outstanding - basic for Class A and Class B	97,209,960	82,162,974
Weighted-average shares outstanding - diluted for Class A and Class B	110,801,031	82,162,974

Net income (loss) per share - basic for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method. See Note 3):	$0.02	$(0.05)
Net income (loss) per share - diluted for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method. See Note 3):	$0.02	$(0.05)

See accompanying notes to condensed consolidated financial statements.

YTB INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Nine months ended
	September 30, 2007	September 30, 2006
NET REVENUES
Online travel store sales and monthly fees	$69,031,218	$22,481,964
Travel commissions and services	13,930,824	5,116,529
Training programs and marketing materials	10,364,547	2,949,763
Other	2,592,266	630,820

Net revenues	95,918,855	31,179,076

OPERATING EXPENSES
Marketing commissions	55,370,759	19,556,884
Travel commissions	9,398,036	3,319,045
Depreciation and amortization	782,218	262,846
Marketing and selling	4,342,480	1,144,814
General and administrative	24,509,665	12,572,068

Total operating expenses	94,403,158	36,855,657

INCOME (LOSS) FROM OPERATIONS	1,515,697	(5,676,581)

OTHER INCOME (EXPENSE)
Interest and dividend income	309,358	118,179
Interest expense	(27,041)	(452,455)
Gain (loss) on sale of assets	(9,991)	1,000

Total other income (expense)	272,326	(333,276)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	1,788,023	(6,009,857)

INCOME TAX PROVISION	143,750	-

NET INCOME (LOSS)	$1,644,273	$(6,009,857)

NET INCOME (LOSS) PER SHARE:
Weighted-average shares outstanding - basic for Class A and Class B	97,143,966	82,060,179
Weighted-average shares outstanding - diluted for Class A and Class B	111,144,815	82,060,179

Net income (loss) per share - basic for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method. See Note 3):	$0.02	$(0.07)
Net income (loss) per share - diluted for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method. See Note 3):	$0.01	$(0.07)

See accompanying notes to condensed consolidated financial statements.